UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2020

Churchill Capital Corp III

(Exact name of registrant as specified in its charter)

Delaware	001-39228	83-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 380-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant	CCXX.U	New York Stock Exchange

Shares of Class A common Stock	CCXX	New York Stock Exchange

Warrants	CCXX WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2020, Churchill Capital Corp III (“Churchill”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Churchill, Music Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Churchill (“First Merger Sub”), Music Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Churchill (“Second Merger Sub”), Polaris Parent Corp., a Delaware corporation (the “Company”), and Polaris Investment Holdings, L.P., a Delaware limited partnership (“Holdings”).

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which, (i) First Merger Sub will merge with and into the Company with the Company being the surviving corporation in the merger (the “First Merger”) and (ii) Second Merger Sub will merge with and into the surviving corporation with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

The proposed Business Combination is expected to be consummated after the required approval by the stockholders of Churchill and the satisfaction of certain other conditions summarized below.

Merger Agreement

Closing Merger Consideration

The aggregate consideration to be paid to Holdings will be equal to $5,678,000,000 (the “Closing Merger Consideration”) and will be paid in a combination of stock and cash consideration. The cash consideration will be an amount equal to (i) (x) all amounts in Churchill’s trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid stockholder redemptions), plus (y) the aggregate amount of cash that has been funded to and remains with Churchill pursuant to the Subscription Agreements (as defined below) as of immediately prior to the closing (such amounts in clauses (x) and (y), the “Available Closing Acquiror Cash”), minus (ii) the aggregate principal amount of the Company’s outstanding 8.500% / 9.250% Senior PIK Toggle Notes due 2022 (excluding any accrued and unpaid interest or applicable premium thereunder) (such amount, the “Closing Cash Consideration); provided, that in no event will the Closing Cash Consideration be greater than $1,521,000,000. If the closing occurs when less than all of the Convertible PIPE Investment (as defined below) has been funded to Churchill and the Closing Cash Consideration as otherwise determined in accordance with the definition thereof would be less than $1,521,000,000, then (other than in specified circumstances), the Closing Cash Consideration will be increased, notwithstanding such calculation to $1,521,000,000. The remainder of the Closing Merger Consideration will be paid in shares of Class A common stock, par value $0.0001 per share, of Churchill (the “Class A Common Stock”) in an amount equal to $10.00 per share (the “Closing Share Consideration”).

At the effective time of the First Merger, the shares of Class A common stock of the Company will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Closing Share Consideration. At the effective time of the First Merger, the shares of Class B common stock of the Company will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the Closing Cash Consideration.

Representations and Warranties

 The Merger Agreement contains representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) authorization to enter into the Merger Agreement, (iii) capital structure, (iv) consents and approvals, (v) financial statements, (vi) liabilities, (vii) real estate, (viii) litigation, (ix) material contracts, (x) taxes, (xi) title to assets, (xii) absence of changes, (xiii) environmental matters, (xiv) employee matters, (xv) licenses and permits, (xvi) compliance with laws and (xii) regulatory matters. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the Transactions.

Covenants

 The Merger Agreement contains customary covenants of the parties, including, among others, covenants providing for (i) the operation of the parties’ respective businesses prior to consummation of the Transactions, (ii) Churchill and the Company’s efforts to satisfy conditions to consummation of the Transactions, (iii) Churchill and the Company to cease discussions for alternative transactions, (iv) Churchill to prepare and file a proxy statement for the purpose of soliciting proxies from Churchill’s stockholders to vote in favor of certain matters (the “Acquiror Stockholder Matters”), including the adoption of the Merger Agreement, approval of the Transactions, amendment and restatement of Churchill’s certificate of incorporation and certain other matters at a special meeting called therefor (the “Special Meeting”), (v) the protection of, and access to, confidential information of the parties and (vi) the parties’ efforts to obtain necessary approvals from governmental agencies.

Conditions to Closing

The consummation of the Transactions is subject to customary closing conditions for special purpose acquisition companies, including, among others: (i) approval by Churchill’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions being in force, (iv) Churchill having at least $5,000,001 of net tangible assets as of the closing of the Transactions, and (v) customary bringdown conditions. Additionally, the obligations of the Company to consummate the Transactions are also conditioned upon, among others, the amount of Available Closing Acquiror Cash being least $2,700,000,000 as of the closing of the Transactions and each of the covenants of each of Churchill Sponsor and the Insiders (both as defined below) required under the Sponsor Agreement (as defined below) to be performed as of or prior to the closing of the Transactions shall have been performed in all material respects, and none of Churchill Sponsor or the Insiders shall have threatened (orally or in writing) (a) that the Sponsor Agreement is not valid, binding and in full force and effect, (b) that the Company is in breach of or default under the Sponsor Agreement or (c) to terminate the Sponsor Agreement.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing of the Transactions, as follows:

(i)	by mutual written consent of Churchill and the Company;

(ii)	by either Churchill or the Company if the transactions are not consummated on or before January 28, 2021 (the “Termination Date”), but Churchill’s right to terminate will be automatically extended if any action for specific performance or other equitable relief is filed by Holdings or the Company with respect to the Merger Agreement, the other transaction agreements specified in the Merger Agreement or otherwise regarding the Transactions is commenced or pending on or prior to the Termination Date, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur by such date;

(iii)	by either Churchill or the Company if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining or prohibiting the merger, which order, decree, judgment, ruling or other action is final and nonappealable;

(iv)	by either Churchill or the Company if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the closing and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party’s failure to fulfill any of its obligations under the Merger Agreement is not the primary cause of the failure of the closing to occur; or

(v)	by either Churchill or the Company if, at the Special Meeting, the Transactions and the other Acquiror Stockholder Matters shall fail to be approved by holders of Churchill’s outstanding shares, provided that Churchill’s right to terminate for failure to obtain such approval shall not be available if, at the time of such termination, Acquiror is in breach of certain of its obligations under the Merger Agreement, including with respect to the preparation, filing and mailing of the proxy statement and convening the Special Meeting.

Voting Agreements and Non-Redemption Agreements

In connection with the Merger Agreement, the Company and Holdings entered into voting and support agreements (the “Voting Agreements”) with certain Churchill stockholders pursuant to which such stockholders have agreed to vote in favor of the Transactions and the other Acquiror Stockholder Matters. Under the Voting Agreements, when taken together with the Churchill Sponsor’s agreement to vote in favor of the Transactions and the other Acquiror Stockholder Matters, approximately 41% of the outstanding common stock of Churchill has agreed to vote in favor of the Transactions and the other Acquiror Stockholder Matters. The Voting Agreements terminate upon termination of the Merger Agreement.

In connection with the execution of the Merger Agreement, certain stockholders of Churchill entered into non-redemption agreements (the “Non-Redemption Agreements”) with Churchill, Holdings and the Company, pursuant to which, among other things, such stockholders owning in the aggregate 28,979,500 shares of Class A Common Stock agreed not to elect to redeem or tender or submit for redemption any shares of Class A Common Stock held by such stockholder (a “Redemption Election”), and if such stockholders fail to comply and a Redemption Election is made with respect to any of such stockholder’s shares of Class A Common Stock (the “Redeemed Shares”), such stockholder unconditionally and irrevocably agrees to subscribe for and purchase, from Holdings (or from its assignee(s) or designee(s), including, if applicable, its equityholders), the same number of such Redeemed Shares, for a per share purchase price equal to the amount to be received for each Redeemed Share in connection with such Redemption Election.

Certain of the Voting Agreements and Non-Redemption Agreements permit the stockholders party thereto to transfer the shares of Class A Common Stock held by such stockholder at any time following the date that the closing price of the shares of Class A Common Stock equals or exceeds $15.00 per share, as adjusted for certain events, for any 15 trading days within any consecutive 20-trading day period commencing on the date the preliminary Proxy Statement with the respect to the Transactions is filed.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors with information regarding its terms. It is not intended to provide any other factual information about Churchill, the Company, Holdings or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Churchill’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Related Agreements

Investor Rights Agreement

In connection with the execution of the Merger Agreement, Churchill entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Holdings, Hellman & Friedman Capital Partners VIII, L.P. (“H&F”), Churchill Sponsor III LLC (“Churchill Sponsor”), The Public Investment Fund of The Kingdom of Saudi Arabia (the “PIF”), and the other parties named therein. Pursuant to the Investor Rights Agreement, H&F and certain of its affiliates, (together, the “H&F Holder”) has the right to nominate three directors to Churchill’s board of directors (the “Board”) and Churchill Sponsor has the right to nominate three directors to the Board. Four directors will be independent directors, initially two of which have been specified in the Investor Rights Agreement and two of which will be nominated by H&F (subject to Churchill Sponsor's approval), and one director will be the chief executive officer of Churchill. The H&F Holder’s right to designate directors to the Board is subject to its (and its permitted transferees’) beneficial ownership of Class A Common Stock as compared to the Class A Common Stock beneficially owned by the H&F Holder on the date the closing of the Transactions occurs (the “Closing Date”). If the H&F Holder (or its permitted transferees) owns beneficially: (i) 50% or greater of such shares of Class A Common Stock beneficially owned by the H&F Holder on the Closing Date, it will have the right to nominate three directors; (ii) less than 50% but greater than or equal to 25% of such shares of Class Common A Stock beneficially owned by the H&F Holder on the Closing Date, it will have the right to nominate two directors; (iii) less than 25% but greater than or equal to 10% of such shares of Class Common A Stock beneficially owned by the H&F Holder on the Closing Date, it will have the right to nominate one director and (iv) less than 10% of such shares of Class A Common Stock beneficially owned by the H&F Holder on the Closing Date, it will not have the right to nominate any directors. Additionally, the Churchill Sponsor’s right to designate directors to the Board is subject to its (and its permitted transferees') beneficial ownership of Class A Common Stock as compared to the Class A Common Stock beneficially owned by the Churchill Sponsor on the Closing Date. If the Churchill Sponsor (or its permitted transferees) owns beneficially: (i) 75% or greater of such shares of Class A Common Stock beneficially owned by the Churchill Sponsor on the Closing Date, it will have the right to nominate three directors; (ii) less than 75% but greater than or equal to 50% of such shares of Class A Common Stock beneficially owned by the Churchill Sponsor on the Closing Date, it will have the right to nominate two directors; (iii) less than 50% but greater than or equal to 25% of such shares of Class A Common Stock beneficially owned by the Churchill Sponsor on the Closing Date, it will have the right to nominate one director and (iv) less than 25% of such shares of Class A Common Stock, it will not have the right to nominate any directors. Pursuant to the Investor Rights Agreement, certain parties will be entitled to certain registration rights, including, among other things, customary demand, shelf and piggy-back rights, subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, certain parties will agree not to sell, transfer, pledge or otherwise dispose of shares of Class A Common Stock or warrants to purchase shares of Class A Common Stock they receive in connection with the Transactions or otherwise beneficially own as of the Closing Date for certain time periods specified therein. The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, (a) Churchill entered into a common stock subscription agreement (the “PIF Common Subscription Agreement”) with the PIF and (b) Churchill, Holdings and the Company entered into certain common stock subscription agreements (the “Other Common Subscription Agreements” and, together with the PIF Common Subscription Agreement, the “Common Subscription Agreements”) with certain investment funds (together with the PIF, (the “Common PIPE Investors”) pursuant to which, Churchill has agreed to issue and sell to the Common PIPE Investors (x) $1,300,000,000 of Class A Common Stock (the “Common PIPE Shares”) at a purchase price of $10.00 per share and (y) 1/20th of a warrant (the “Common PIPE Warrants”) to purchase one share of Class A Common Stock, with each whole warrant having a strike price of $12.50 per share and a 5-year maturity from the closing of the Transactions (the “Common PIPE Investment”). There is an original issue discount (“OID”) of 1% for subscriptions of equal to or less than $250,000,000 and an OID of 2.5% for subscriptions of more than $250,000,000. The closing of the Common PIPE Investment is conditioned on all conditions set forth in the Merger Agreement having been satisfied or waived and other customary closing conditions, and the Transactions will be consummated immediately following the closing of the Common PIPE Investment. The Common Subscription Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the mutual written agreement of the parties thereto. The counterparties to certain of the Common Subscription Agreements are affiliates of directors of Churchill and such Common Subscription Agreements have been approved by Churchill’s audit committee and board of directors in accordance with Churchill’s related persons transaction policy.

In addition, Churchill entered into certain convertible note subscription agreements (the “Convertible Subscription Agreements”) with certain investment funds affiliated with Franklin Advisers, Inc., Magnetar Capital LLC, Oak Hill Advisors LP, and Pacific Investment Management Company LLC (the “Convertible Investors”) pursuant to which the Convertible Investors will provide convertible debt financing in the form of Convertible Senior PIK Toggle Notes (the “Convertible Notes”) to Churchill in the aggregate principal amount of $1,300,000,000 (the “Convertible PIPE Investment” and, together with the Common PIPE Investment, the “PIPE Investment”). The Convertible Notes will mature in seven years. The coupon rate of the Convertible Notes is, at Churchill’s option, 6% per annum payable semi-annually in arrears in cash or 7% per annum payable semi-annually in arrears in-kind. Holders may convert the Convertible Notes into shares of Class A Common Stock based on a $13.00 conversion price, subject to customary anti-dilution adjustments. Churchill may redeem the Convertible Notes after the third anniversary of the issuance of the Convertible Notes, subject to a holder’s prior right to convert, if the trading price of the Class A Common Stock exceeds 130% of the conversion price 20 out of the preceding 30 trading days. There will be customary registration rights with respect to the Class A Common Stock issuable upon conversion of the Convertible Notes. Subject to the condition that the Convertible PIPE Investment is funded in full on the Closing Date, the Convertible Notes will be guaranteed by a subsidiary of the Company. The Convertible Notes are being issued with an OID of 2.5%. The proceeds of the PIPE Investment will be used to fund a portion of the amount necessary to consummate the Transactions, including the repayment of certain specified debt of a subsidiary of the Company. The counterparty to one of the Convertible Subscription Agreements is an affiliate of a director of Churchill and such Convertible Subscription Agreement has been approved by Churchill’s audit committee and board of directors in accordance with Churchill’s related persons transaction policy.

The foregoing description of the Common Subscription Agreements and the Convertible Subscription Agreements is not complete and is qualified in its entirety by reference to the PIF Common Subscription Agreement, Other Common Subscription Agreements and Convertible Subscription Agreement, forms of which are attached as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report and incorporated herein by reference.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, Churchill amended and restated that certain letter agreement (the “Amended and Restated Sponsor Agreement”), dated February 13, 2020, by and among Churchill, Churchill Sponsor and Michael Klein, Lee Jay Taragin, Jeremy Paul Abson, Glenn R. August, Mark Klein, Malcom S. McDermid and Karen G. Mills (the “Insiders”), pursuant to which, among other things, Churchill Sponsor and the Insiders agreed (i) to vote any shares of Churchill’s securities in favor of the Transactions and other Acquiror Stockholder Matters, (ii) not to redeem any shares of Class A Common Stock or Churchill’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) in connection with the stockholder redemption and (iii) be bound to certain other obligations as described therein. Additionally, certain of Churchill Sponsor’s shares of Class B Common Stock (including shares of Class A Common Stock issued upon exercise or conversion of the Class B Common Stock) and private placement warrants will unvest as of the closing of the Transactions and will revest at such time as, during the 4-year period starting on the 1-year anniversary of the closing of the Transactions and ending on the 5-year anniversary of the closing of the Transactions, the closing price of the Class A Common Stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period. The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement, which is attached as Exhibit 10.5 to this Current Report and incorporated herein by reference.

Engagement of Financial Advisor

Churchill has engaged The Klein Group, LLC, an affiliate of M. Klein and Company, LLC and of Churchill Sponsor, to act as Churchill’s financial advisor in connection with the Mergers.  Pursuant to this engagement, Churchill will pay The Klein Group, LLC a transaction fee of $15 million and a placement fee of $15.5 million (of which up to $15 million shall be payable in shares of Churchill based on $10 per share), which shall be earned upon the closing of the Mergers and such engagement shall be terminated in full at such time. The payment of such fee is conditioned upon the completion of the Mergers. The engagement of The Klein Group, LLC and the payment of the advisory fee has been approved by Churchill’s audit committee and board of directors in accordance with Churchill’s related persons transaction policy.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2020, Churchill issued an unsecured promissory note (the “Note”) in the principal amount of up to $1,500,000 to Churchill Sponsor. The Note bears no interest and is repayable in full upon consummation of the Transactions. The Churchill Sponsor has the option to convert any unpaid balance of the Note into warrants to purchase one share of Class A Common Stock (the “Working Capital Warrants”) equal to the principal amount of the Note so converted divided by $1.00. The terms of any such Working Capital Warrants will be identical to the terms of the Churchill’s existing private placement warrants held by Churchill Sponsor. The foregoing description of the Note is not complete and is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.6 to this Current Report and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The Common PIPE Shares and Common PIPE Warrants to be issued in connection with the Common Subscription Agreements and the Working Capital Warrants to be issued in connection with the Note will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On July 12, 2020, Churchill and MultiPlan, Inc., a wholly owned subsidiary of the Company, issued a press release (the “Press Release”) announcing the Transactions. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated July 2020, that will be used by Churchill with respect to the Transactions.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Churchill under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 12, 2020, by and among Churchill Capital Corp III, Music Merger Sub I, Inc., Music Merger Sub II, LLC, Polaris Parent Corp. and Polaris Investment Holdings, L.P.

10.1	Investor Rights Agreement, dated as of July 12, 2020, by and among Churchill Capital Corp III, Polaris Investment Holdings, L.P., Churchill Sponsor III LLC, Hellman & Friedman Capital Partners VIII, L.P., The Public Investment Fund of The Kingdom of Saudi Arabia, and the other parties named therein.

10.2	Common Subscription Agreement dated as of July 12, 2020, by and between Churchill Capital Corp III and The Public Investment Fund of The Kingdom of Saudi Arabia.

10.3	Form of Other Common Subscription Agreement.

10.4	Form of Convertible Subscription Agreement.

10.5	Amended and Restated Sponsor Agreement, dated as of July 12, 2020, by and among Churchill Capital Corp III, Churchill Sponsor III LLC, and the Insiders.

10.6	Promissory Note, dated as of July 12, 2020, by and between Churchill Capital Corp III and Churchill Sponsor III LLC.

99.1	Joint Press Release of Churchill Capital Corp III and Multiplan, Inc., dated July 12, 2020.

99.2	Investor Presentation of Churchill dated July 2020.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Churchill Capital Corp III agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Churchill Capital Corp III
Dated: July 13, 2020
	By:	/s/ Jay Taragin
Name: Jay Taragin
Title: Chief Financial Officer